CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration
Statement No. 333-66343 of Hartford Life Insurance Company Separate Account Two on Form N-4,
of our report dated February 27, 2015, relating to the consolidated financial statements of Hartford
Life Insurance Company as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, and of our report dated Apri1 20, 2015, relating to the statements of assets and liabilities of Hartford Life Insurance Company Separate Account Two as of
December 31, 2014, and the related statements of operations for the periods then ended, the statements of changes in net assets for each of the periods presented in the two years then ended, and the financial highlights in Note 6 for each of the periods presented in the five years then ended, both appearing in the Statement of Additional Information, which is incorporated by reference in this Registration Statement, and to the reference to us under the heading "Experts" in such
Statement of Additional Information.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
November 30, 2015